UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 19, 2010

Hines Global REIT, Inc.
__________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On October 19, 2010, Hines Global REIT Southpark Center II LP, a wholly-owned subsidiary of Hines Global REIT Properties LP (the "Operating Partnership"), which is a subsidiary of Hines Global REIT, Inc. ("Hines Global"), acquired Southpark Commerce Center II  (“Southpark”), an industrial/flex office park complex of four buildings located in Austin, Texas.

On October 25, 2010, Hines Global filed a Current Report on Form 8-K (the "Initial Report") with regard to the acquisition of Southpark. After reasonable inquiry, Hines Global is not aware of any material factors relating to the property that would cause the reported financial information not to be necessarily indicative of future operating results. This amendment is being filed for the sole purpose of filing the financial statements and pro forma financial information required by Item 9.01 of Form 8-K, and should be read in conjunction with the Initial Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Property Acquired. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

Southpark, Austin, Texas—For the Nine Months Ended September 30, 2010 (Unaudited) and the Year Ended December 31, 2009

Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses

(b) Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is filed herewith and incorporated herein by reference.

Hines Global REIT, Inc.

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2010
Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2010
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2009
Notes to Unaudited Pro Forma Consolidated Financial Statements

(d) Exhibits - None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

December 22, 2010	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines Global REIT Properties, L.P.
Houston, TX

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Southpark Commerce Center II, located in Austin, Texas (the “Property”) for the year ended December 31, 2009. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Hines Global REIT, Inc.) as discussed in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses discussed in Note 2 to the Historical Summary of the Property for the year ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Houston, Texas
December 22, 2010

SOUTHPARK COMMERCE CENTER II, AUSTIN, TEXAS
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2010 (unaudited) and for the Year Ended December 31, 2009

	Nine Months Ended September 30, 2010 (unaudited)	Year Ended December 31, 2009
Revenues:
Rental revenue	$2,689,998	$3,491,845
Other revenue	93,253	120,616
Total revenues	2,783,251	3,612,461
Certain Operating Expenses:
Utilities	33,133	37,546
Real estate taxes	438,160	626,718
Repairs and maintenance	59,156	83,088
Cleaning services	2,436	3,139
Building management services	8,252	11,452
Insurance	28,600	38,640
General & Administrative	118,567	111,077
Interest expense	774,297	1,035,231
Income taxes	20,174	27,371
Total certain operating expenses	1,482,775	1,974,262
Revenues in excess of certain operating expenses	$1,300,476	$1,638,199

See accompanying notes to statements of revenues and certain operating expenses.

SOUTHPARK COMMERCE CENTER II, AUSTIN, TEXAS
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2010 (unaudited) and for the Year Ended December 31, 2009

(1)              Organization

Southpark Commerce Center II (the “Property”) is an industrial/flex office park complex of four buildings located in Austin, Texas, that contains 372,125 square feet (unaudited) of rentable area. The Property was acquired by Hines Global REIT Southpark Center II LP (the "Company"), a wholly-owned subsidiary of Hines Global REIT Properties LP (the "Operating Partnership"), which is a subsidiary of Hines Global REIT, Inc. (“Hines Global”). The acquisition was completed on October 19, 2010. The Property is managed by Hines Interests Limited Partnership (“Hines”), an affiliate of the Company.

(2)              Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and operating expenses of the Property, exclusive of interest income and depreciation and amortization, which may not be comparable to the corresponding amounts, reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2010 included in this report is unaudited.  In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operation expenses have been included.  Such adjustments consisted of normal recurring items.  Interim results are not necessarily indicative of results for a full year.

In preparing the accompanying financial statements, we evaluated events and transactions that occurred subsequent to September 30, 2010, through the date that the accompanying consolidated financial statements were available to be issued on December 22, 2010.

(3)              Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(4)              Significant Accounting Policies

    (a)                       Revenue Recognition

The Property’s operations consist of rental revenue earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses.  The leases have been accounted for as operating leases.  Rental revenue is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which resulted in rental revenue in excess of contractual rent of $152,003 (unaudited) for the nine months ended September 30, 2010 and $84,263 for the year ended December 31, 2009.

    (b)                       Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

SOUTHPARK COMMERCE CENTER II, AUSTIN, TEXAS
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES – (Continued)

(5)              Rental Revenue

The aggregate annual minimum future rental revenue on noncancelable operating leases in effect as of December 31, 2009 is as follows:

Year ending December 31:	Amount
2010	$2,623,983
2011	2,567,093
2012	1,997,215
2013	1,286,089
2014	595,399
Thereafter	1,403,982
Total	$10,473,761

Total minimum future rental revenue represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for operating expenses and real estate taxes.   The annual minimum future rental revenue reflects the annual base rent in effect at December 31, 2009. There were no contingent rents for the nine months ended September 30, 2010 (unaudited) and the year ended December 31, 2009.

Of the total rental revenue for the nine months ended September 30, 2010, 29% was earned from a tenant in the technology industry whose lease expires in 2013 and 21% was earned from a tenant in the not-for-profit industry whose lease expires in 2011. The Property did not earn rental revenue from any other tenants or industry concentration of tenants that represent more than 10% of its total rental revenue for the nine months ended September 30, 2010.

Of the total rental revenue for the year ended December 31, 2009, 30% was earned from a tenant in the technology industry whose lease expires in 2013, 22% was earned from a tenant in the not-for-profit industry whose lease expires in 2011 and 17% was earned from a tenant in the telecommunications industry whose lease expires in 2017.  The Property did not earn rental revenue from any other tenants or industry concentration of tenants that represent more than 10% of its total rental revenue for the year ended December 31, 2009.

(6)              Mortgage Note Payable

In connection with the acquisition of the Property, the Company assumed an $18.0 million mortgage note payable to Greenwich Capital Financial Products, Inc. (the “Mortgage Note”). The Mortgage Note is secured by a deed of trust on certain land and all improvements and an assignment of tenant leases and related receivables. The Mortgage Note requires monthly interest payments based on a fixed interest rate of 5.67% per annum. The principal of the Mortgage Note is due upon its maturity on December 6, 2016.

* * * * *

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Hines Global REIT, Inc. (“Hines Global”) and, together with Hines Global REIT Properties, LP (the “Operating Partnership”), the (“Company”) made the following acquisitions since inception:

Property Name	Date of Acquisition	Net Purchase Price
17600 Gillette	June 9, 2010	$20.4 million
Brindleyplace Project	July 7, 2010	$282.5 million
Hock Plaza	September 8, 2010	$97.9 million
Southpark	October 19, 2010	$31.2 million
Fifty South Sixth	November 4, 2010	$180.0 million

On October 19, 2010, a subsidiary of the Company acquired Southpark Commerce Center II (“Southpark”), an industrial/flex office park complex of four buildings located in Austin, Texas.  The seller, KBS Southpark Commerce Center II, LLC, is not affiliated with the Company or its affiliates. The net purchase price for Southpark was $31.2 million, exclusive of transaction costs, financing fees and working capital reserves. The Company funded the acquisition using proceeds from its current public offering and the assumption of an existing $18.0 million mortgage loan.

The unaudited pro forma consolidated balance sheet assumes the acquisition of Southpark occurred on September 30, 2010. The unaudited pro forma consolidated statements of operations assume that the Company’s acquisitions of 17600 Gillette, the Brindleyplace Project, Hock Plaza and Southpark occurred on January 1, 2009.

In management’s opinion, all adjustments necessary to reflect the effects of these acquisitions have been made. The unaudited pro forma consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of each period presented, nor does it purport to represent the results of operations for future periods. In addition, pro forma adjustments related to the purchase price allocation of Southpark are preliminary and subject to change.

On November 4, 2010, the Company acquired Fifty South Sixth, a 29-story office building located in Minneapolis, Minnesota. The financial statements of Fifty South Sixth are required to be filed with the Securities and Exchange Commission on or before January 20, 2011. As a result, no adjustments have been included in the unaudited pro forma balance sheet or statements of operations related to Fifty South Sixth.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2010

	September 30, 2010	Adjustments for Southpark Acquisition		Pro Forma
ASSETS
Investment property, net	$295,250,416	$24,476,841	(a)	$319,727,257
Cash and cash equivalents	118,315,718	(12,186,841)	(a)	106,128,877
Restricted cash	885,616	—		885,616
Tenant and other receivables	3,899,971	—		3,899,971
Intangible lease assets, net	112,257,279	7,550,000	(a)	119,807,279
Deferred leasing costs, net	261,147	—		261,147
Deferred financing costs, net	4,162,138	180,000	(c)	4,342,138
Other assets	26,383,443	(1,000,000)	(a)	25,383,443
Total Assets	$561,415,728	$19,020,000		$580,435,728
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$6,350,348	$—		$6,350,348
Due to affiliates	3,950,825	803,737	(c)	4,754,562
Intangible lease liabilities, net	4,618,352	120,000	(a)	4,738,352
Other liabilities	7,467,333	—		7,467,333
Interest rate swap contracts	3,804,365	—		3,804,365
Distributions payable	2,387,544	—		2,387,544
Notes payable	268,553,642	18,720,000	(b)	287,273,642
Total liabilities	297,132,409	19,643,737		316,776,146

Commitments and Contingencies

Equity:
Stockholders’ equity:
Preferred shares, $.001 par value; 500,000,000 preferred shares authorized, none issued or outstanding as of September 30, 2010	—	—		—
Common shares, $.001 par value; 1,500,000,000 common shares authorized as of September 30, 2010; 28,809,324 common shares issued and outstanding as of September 30, 2010	28,809	—		28,809
Additional paid-in capital	245,492,916	—		245,492,916
Accumulated deficit	(21,304,474)	(623,737)	(c)	(21,928,211)
Accumulated other comprehensive income	2,600,901	—		2,600,901
Total stockholders’ equity	226,818,152	(623,737)		226,194,415
Noncontrolling interests	37,465,167	—		37,465,167
Total Equity	264,283,319	(623,737)		263,659,582
Total Liabilities and Equity	$561,415,728	$19,020,000		$580,435,728

See notes to unaudited pro forma consolidated balance sheet and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2010

(a)
To record the pro forma effect of the Company’s acquisition of Southpark, assuming it had occurred on September 30, 2010.  The net purchase price was $31.2 million, which was allocated to investment property, net and intangible lease assets and liabilities.  The acquisition was funded by using proceeds from the Company’s current public offering and the assumption of an existing $18.0 million mortgage loan.  Pro forma adjustments related to the purchase price allocation of Southpark are preliminary and subject to change.

(b)
To record the pro forma effect of permanent financing related to the Company’s acquisition of Southpark, assuming it was in place by September 30, 2010.  At the time of acquisition, the fair value of this mortgage was estimated to be $18.7 million, resulting in a premium of $720,000.  The premium is being amortized into interest expense over the term of the mortgage.

(c)	To record the pro forma effect of the Company's 2% acquisition fee (approximately $624,000) and 1% financing fee ($180,000) related to the acquisition of Southpark.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2010

	Nine Months Ended September 30, 2010	Adjustments for Southpark Acquisition		Other Adjustments		Pro Forma
Revenues:
Rental revenue	$7,472,522	$2,339,707	(a)	$21,298,453	(f)	$31,110,682
Other revenue	532,732	93,253	(a)	1,147,875	(f)	1,773,860
Total revenues	8,005,254	2,432,960		22,446,328		32,884,542
Expenses:
Property operating expenses	1,508,058	250,144	(a)	4,212,362	(f)	5,970,564
Real property taxes	161,358	438,160	(a)	819,761	(f)	1,419,279
Property management fees	224,341	60,824	(b)	651,142	(g)	936,307
Depreciation and amortization	6,457,141	2,479,856	(a)	16,059,756	(f)	24,996,753
Acquisition related expenses	15,406,411	(61,596)	(c)	(14,990,553)	(c)	354,262
Asset management and acquisition fees	6,227,932	148,352	(h)	(4,553,949)	(h)	1,822,335
General and administrative expenses	1,238,696	—		—		1,238,696
Total expenses	31,223,937	3,315,740		2,198,519		36,738,196
Income (loss) before other income (expenses) and provision for income taxes	(23,218,683)	(882,780)		20,247,809		(3,853,654)
Other income (expenses):
Loss on interest rate swap contracts	(3,733,563)	—		—		(3,733,563)
Other losses	(2,638)	—		(5,807)		(8,445)
Interest expense	(2,008,762)	(686,305)	(d)	(7,002,421)	(d)	(9,697,488)
Interest income	72,305	—		3,065		75,370
Income (loss) before provision for income taxes	(28,891,341)	(1,569,085)		13,242,646		(17,217,780)
Provision for income taxes	(372,316)	(20,174)	(a)	(819,603)	(f)	(1,212,093)
Net income (loss)	(29,263,657)	(1,589,259)		12,423,043		(18,429,873)
Net (income) loss attributable to noncontrolling interests	8,366,815	—		(3,441,304)	(e)	4,925,511
Net income (loss) attributable to common stockholders	$(20,896,842)	$(1,589,259)		$8,981,739		$(13,504,362)
Basic and diluted loss per common share:	$(1.45)					$(0.94)
Weighted average number common shares outstanding	14,371,470					14,371,470

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Nine Months Ended September 30, 2010

(a)
To record the pro forma effect of the Company’s acquisition of Southpark, assuming that the acquisition had occurred on January 1, 2009.  Adjustments are based on the historical results of operations of Southpark. Included in this adjustment is a decrease to rental revenue of approximately $350,000 related to out-of-market leases which are amortized over the lease terms. Pro forma adjustments to depreciation and amortization expenses were based on the purchase price allocation of Southpark, which is preliminary and subject to change.

(b)
To record the pro forma effect of the property management fee (2.5% of total revenue) assuming that the acquisition of Southpark had occurred on January 1, 2009.  The property management fees are a fixed percentage of revenues based on a new management agreement entered into for Southpark.

(c)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisition of Southpark, Hock Plaza, the Brindleyplace Project and 17600 Gillette.

(d)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2009 related to its acquisitions of the Brindleyplace Project, Hock Plaza and Southpark as follows:
  On July 7, 2010, the Company entered into a £121.1 million ($183.7 million assuming a rate of $1.52 per GBP based on the transaction date) mortgage with Eurohypo AG related to the acquisition of the Brindleyplace Project. Interest on approximately £90.8 million ($137.7 million assuming a rate of $1.52 per GBP based on the transaction date) of the loan balance was fixed at closing at 3.91% through multiple 5-year swaps with Eurohypo.
  On September 8, 2010, the Company assumed an $80.0 million note related to the acquisition of Hock Plaza. At the time of acquisition, the fair value of this note was estimated to be $77.1 million, resulting in a discount of $2.9 million, which is being amortized into interest expense over the term of the note. The loan requires monthly payments of interest only until January 2011, with monthly payments of principal and interest due thereafter. The loan has a fixed interest rate of 5.58%, matures in December 2015 and is secured by a first priority lien on Hock Plaza and assignments of all personal property including its leases and rents. The adjustment for Hock Plaza includes amortization of the fair value adjustment related to the assumed mortgage for Hock Plaza.
  On October 19, 2010, the Company assumed an $18.0 million note related to the acquisition of Southpark.  At the time of acquisition, the fair value of this note was estimated to be $18.7 million, resulting in a premium of $720,000, which is being amortized into interest expense over the term of the note. The loan requires monthly payments of interest only. The loan has a fixed interest rate of 5.67%, matures in December 2016 and is secured by a first priority lien on Hines Global REIT Southpark II LLC's interest in Southpark and assignments of all personal property including its leases and rents. The adjustment for Southpark includes amortization of the fair value adjustment related to the assumed mortgage for Southpark.

(e)
The Company owns a 60% interest in the Brindleyplace Project through the Brindleyplace JV, a joint venture it formed with Moorfield Real Estate Fund II GP Ltd. ("Moorfield"). The Company has consolidated the Brindleyplace JV and its wholly-owned subsidiaries in its financial statements. The purpose of this adjustment is to allocate 40% of the pro forma net income of the Brindleyplace JV to Moorfield in accordance with the joint venture agreement.

(f)
To record the pro forma effect of the Company’s acquisition of 17600 Gillette, the Brindleyplace Project and Hock Plaza based on their historical results of operations, assuming that the acquisition had occurred on January 1, 2009.  Pro forma adjustments to depreciation and amortization expenses were based on the purchase price allocations of 17600 Gillette, the Brindleyplace Project and Hock Plaza.

(g)
To record the pro forma effect of the Company's property management fee assuming that the acquisitions of 17600 Gillette, the Brindleyplace Project and Hock Plaza had occurred on January 1, 2009. The property management fees for 17600 Gillette are a fixed percentage of revenues (1.25%) based on a new management agreement. The property management fees for the Brindleyplace Project are an annual flat fee of approximately £233,000 ($356,000 assuming a rate of $1.53 per GBP based on the average exchange rate from January 1, 2010 to September 30, 2010) based on a new management agreement. The property management fees for Hock Plaza are a fixed percentage of revenues (3.0%) based on a new management agreement.

(h)
To record the pro forma effect of the Company's 1.5% asset management fee assuming that the acquisitions of 17600 Gillette, the Brindleyplace Project, Hock Plaza and Southpark had occurred on January 1, 2009. To record the effect of non-recurring acquisition expenses recorded in relation to the Company's acquisition of the Brindleyplace Project, Hock Plaza and Southpark.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009

	Year Ended December 31, 2009	Adjustments for Southpark Acquisition		Other Adjustments		Pro Forma
Revenues:
Rental revenue	$—	$3,024,791	(a)	$38,718,735	(f)	$41,743,526
Other revenue	—	120,616	(a)	2,213,128	(f)	2,333,744
Total revenues	—	3,145,407		40,931,863		44,077,270
Expenses:
Property operating expenses	—	284,941	(a)	7,647,281	(f)	7,932,222
Real property taxes	—	626,718	(a)	1,275,286	(f)	1,902,004
Property management fees	—	78,635	(b)	1,180,488	(g)	1,259,123
Depreciation and amortization	—	3,306,475	(a)	30,438,404	(f)	33,744,879
Asset management and acquisition fees	—	197,803	(h)	2,231,978	(h)	2,429,781
Organizational expenses	337,397	—		—		337,397
General and administrative expenses	227,611	—		—		227,611
Total expenses	565,008	4,494,572		42,773,437		47,833,017
Loss before other income (expenses) and provision for income taxes	(565,008)	(1,349,165)		(1,841,574)		(3,755,747)
Other income (expenses):
Other losses	—	—		(11,446)		(11,446)
Interest expense	—	(917,910)	(c)	(12,075,576)	(c)	(12,993,486)
Interest income	3,054	—		6,069		9,123
Loss before provision for income taxes	(561,954)	(2,267,075)		(13,922,527)		(16,751,556)
Provision for income taxes	—	(27,371)	(a)	(1,615,429)	(f)	(1,642,800)
Net loss	(561,954)	(2,294,446)		(15,537,956)		(18,394,356)
Net loss attributable to noncontrolling interests	154,322	—		4,759,892	(d)	4,914,214
Net loss attributable to common stockholders	$(407,632)	$(2,294,446)		$(10,778,064)		$(13,480,142)
Basic and diluted loss per common share:	$(1.19)					$(1.07)
Weighted average number common shares outstanding	342,558			12,243,792	(e)	12,586,350

 See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Year Ended December 31, 2009

(a)
To record the pro forma effect of the Company’s acquisition of Southpark, assuming that the acquisition had occurred on January 1, 2009.  Adjustments are based on the historical results of operations of Southpark. Included in this adjustment is a decrease to rental revenue of approximately $467,000 related to out-of-market leases which are amortized over the lease terms. Pro forma adjustments to depreciation and amortization expenses were based on the purchase price allocation of Southpark, which is preliminary and subject to change.

(b)
To record the pro forma effect of the property management fee (2.5% of total revenue) assuming that the acquisition of Southpark had occurred on January 1, 2009.  The property management fees are a fixed percentage of revenues based on a new management agreement entered into for Southpark.

(c)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2009 related to its acquisitions of the Brindleyplace Project, Hock Plaza and Southpark as follows:
  On July 7, 2010, the Company entered into a £121.1 million ($183.7 million assuming a rate of $1.52 per GBP based on the transaction date) mortgage with Eurohypo AG related to the acquisition of the Brindleyplace Project. Interest on approximately £90.8 million ($137.7 million assuming a rate of $1.52 per GBP based on the transaction date) of the loan balance was fixed at closing at 3.91% through multiple 5-year swaps with Eurohypo.
  On September 8, 2010, the Company assumed an $80.0 million note related to the acquisition of Hock Plaza. At the time of acquisition, the fair value of this note was estimated to be $77.1 million, resulting in a discount of $2.9 million, which is being amortized into interest expense over the term of the note. The loan requires monthly payments of interest only until January 2011, with monthly payments of principal and interest due thereafter. The loan has a fixed interest rate of 5.58%, matures in December 2015 and is secured by a first priority lien on Hock Plaza and assignments of all personal property including its leases and rents. The adjustment for Hock Plaza includes amortization of the fair value adjustment related to the assumed mortgage for Hock Plaza.
  On October 19, 2010, the Company assumed an $18.0 million note related to the acquisition of Southpark.  At the time of acquisition, the fair value of this note was estimated to be $18.7 million, resulting in a premium of $720,000, which is being amortized into interest expense over the term of the note. The loan requires monthly payments of interest only. The loan has a fixed interest rate of 5.67%, matures in December 2016 and is secured by a first priority lien on Hines Global REIT Southpark II LLC's interest in Southpark and assignments of all personal property including its leases and rents. The adjustment for Southpark includes amortization of the fair value adjustment related to the assumed mortgage for Southpark.

(d)	To allocate 40% of the pro forma net income of the Brindleyplace JV to Moorfield in accordance with the joint venture agreement.

(e)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a) and (f), less amounts received from the financing activities described in (c) above.  This adjustment assumes that the Company sold shares at a price of $10 per share less commissions, dealer manager fees and issuer costs.

Pro Forma Year Ended December 31, 2009
Cash needed to acquire 17600 Gillette	$20,350,000
Cash needed to acquire the Brindleyplace Project	59,289,716
Cash needed to acquire Hock Plaza	17,933,321
Cash needed to acquire Southpark	13,186,841
$110,759,878

Net cash received from each share of common stock issued	$8.80

Common stock needed to purchase the properties listed above	12,586,350
Less: Historical weighted average common shares outstanding	(342,558)
12,243,792

(f)
To record the pro forma effect of the Company’s acquisition of 17600 Gillette, the Brindleyplace Project and Hock Plaza based on their historical results of operations, assuming that the acquisition had occurred on January 1, 2009.  Pro forma adjustments to depreciation and amortization expenses were based on the purchase price allocation of 17600 Gillette, the Brindleyplace Project and Hock Plaza.

(g)
To record the pro forma effect of the Company's property management fee assuming that the acquisition of 17600 Gillette, the Brindleyplace Project and Hock Plaza had occurred on January 1, 2009. The property management fees for 17600 Gillette are a fixed percentage of revenues (1.25%) based on a new management agreement. The property management fees for the Brindleyplace Project are an annual flat fee of £233,000 ($366,000 assuming a rate of $1.57 per GBP based on the average exchange rate from January 1, 2009 to December 31, 2009) based on a new management agreement. The property management fees for Hock Plaza are a fixed percentage of revenues (3.0%) based on a new management agreement.

(h)
To record the pro forma effect of the Company's 1.5% asset management fee assuming that the acquisitions of 17600 Gillette, the Brindleyplace Project, Hock Plaza and Southpark had occurred on January 1, 2009. No pro forma adjustments were recorded related to acquisition fees as they are non-recurring charges which arise directly from the acquisitions.

HINES GLOBAL REIT, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2010
and the Year Ended December 31, 2009

(1)  Investment Properties Acquired After January 1, 2009

On June 9, 2010, the Company acquired 17600 Gillette, a two-story office building located in Irvine, California. The building was constructed in 1977 and contains 98,925 square feet of rentable area which is 100% leased.

On July 7, 2010, the Brindleyplace JV consummated its acquisition of the Brindleyplace Project. The Brindleyplace Project consists of five office buildings including ground-floor retail, restaurant and theatre space, and a 903-space multi-story parking garage constructed from 1997 - 2000. The Brindleyplace Project consists of 560,200 square feet of rentable area that is 99.2% leased to 29 tenants. The contract purchase price for the Brindleyplace Project was £186.2 million ($282.5 million assuming a rate of $1.52 per GBP based on the transaction date), exclusive of transaction costs, financing fees and working capital reserves. The Brindleyplace JV funded the acquisition using contributions from the venturers and proceeds from a secured mortgage facility agreement entered into with Eurohypo AG in the aggregate amount of £121.1 million ($183.7 million assuming a rate of $1.52 per GBP based on the transaction date).

On September 8, 2010 the Company acquired Hock Plaza, a 12-story office building located in Durham, North Carolina.  Hock Plaza was constructed in 2004 and consists of 327,160 square feet of rentable area that is 99% leased to three tenants.

On October 19, 2010, the Company acquired Southpark, an industrial/flex office park complex of four buildings located in Austin, Texas. Southpark was constructed in 2001 and consists of 372,125 square feet of rentable area that is 94% leased to eight tenants.

On November 4, 2010, the Company acquired Fifty South Sixth, a 29-story office building located in Minneapolis, Minnesota. The financial statements of Fifty South Sixth are required to be filed on or before January 20, 2011. As a result, no adjustments have been included in the unaudited pro forma balance sheet or statements of operations related to Fifty South Sixth.

The unaudited pro forma consolidated balance sheet assumes that the acquisition of Southpark occurred on September 30, 2010. The unaudited pro forma consolidated statements of operations assume that all acquisitions described above, except Fifty South Sixth, occurred on January 1, 2009.